UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2009
BIOHEART, INC.

(Exact name of registrant as specified in its charter)
Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)
13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)
(954) 835-1500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On January 15, 2009, Alan Timmins, a member of the Company’s Board of Directors, notified the Company of his intention to resign from the Board of Directors effective immediately. Mr. Timmins was Chairman of the Audit Committee of the Board. Mr. Timmins was also a member of the Compensation Committee and a member of the Governance & Nominating Committee of the Board. Mr. Timmins did not indicate upon resignation, or otherwise, that he disagreed with the Company on any matter relating to our operations, policies or practices. Peggy A. Farley, a member of the Company’s Board and a member of the Audit Committee of the Board has been appointed to serve as Chairman of the Audit Committee of the Board.
     On January 19, 2009, the Company appointed Karl E. Groth, Ph.D., to serve as a member of its Board until the Company’s 2009 Annual Meeting of Shareholders or until his successor is duly elected and qualified. The addition of Dr. Groth brings the Board’s membership to six. Dr. Groth was also appointed to the Audit Committee of the Board effective as of the same date.
     Dr. Groth is co-founder, along with Ms. Farley, of the Ascent Medical Technology Funds and since May 2000 has served as President and CEO of Ascent Private Equity, the General Partner of the funds, which are focused on investments in medical device, life science and biotechnology. Dr. Groth has over 30 years experience in the health care industry. Dr. Groth received his B.S. from the State University of New York in biology, his M.S. in plant physiology from New York University and his Ph.D. in microbiology from the University of Minnesota. He has published over 30 peer-reviewed articles in professional journals. In addition, Dr. Groth continues to publish and present on topics including vascular disease and endovascular intervention.
     In August 2007, the Company entered into a research agreement with Ascent Medical Product Development Centre, Inc., an affiliate of Dr. Groth and Ms. Farley, pursuant to which the Company agreed to pay an aggregate fee of $150,000 for the research services contracted for. The Company paid $75,000 of this fee in 2007 and the balance is expected to be paid in 2009.
     Dr. Groth did not receive any compensation upon his appointment to the Board, but he is eligible to participate in the various compensation plans available to other members of the Board. There are no arrangements or understandings pursuant to which Dr. Groth was selected as a director. The Company is continuing a search for an additional member for the Board who will qualify as “independent” in order to bring the Board’s membership to seven and regain compliance with NASDAQ Rule 4350(c)(1), which requires that the Company maintain a majority of independent directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 20, 2009

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer

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